  EXHIBIT 10.40

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if disclosed or it otherwise contains personally identifiable information.

DOC 4

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Principal Amount: $50,000.00 **Issue Date: July 5, 2023**
Purchase Price: $50,000.00

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Zerify Inc., a Wyoming corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of [redacted] company, or registered assigns (the "Holder") the sum of $50,000.00 together with any interest as set forth herein, on July 5, 2024 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of twelve percent (12%)(the "Interest Rate") per annum from the date hereof (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid ("Default Interest"). Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $0.0001 par value per share (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated the date hereof, pursuant to which this Note was originally issued (the "Purchase Agreement").

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1 Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III), each in respect of the remaining outstanding amount of this Note to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the "Conversion Price") determined as provided herein (a

"Conversion"); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the "Conversion Date"); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term "Conversion Amount" means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder's option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder's option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder's option, any amounts owed to the Holder pursuant to Sections 1.4 hereof.

1.2 Conversion Price. The Conversion Price shall be equal to the Variable Conversion Price (as defined herein)(subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 65% multiplied by the Market Price (as defined herein) (representing a discount rate of 35%). "Market Price" means the average of the two (2) lowest Trading Prices (as defined below) for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the "OTC") as reported by a reliable reporting service ("Reporting Service") designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the "pink sheets". If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. "Trading Day" shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

1.3 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved six times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation set forth in Section 1.1 is not in effect)(based on the respective Conversion Price of the Note (as defined in Section 1.2) in effect from time to time, initially 219,780,219 shares)(the "Reserved Amount"). The Reserved Amount shall be increased (or decreased with the written consent of the Holder) from time to time in accordance with the Borrower's obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

1.4 Method of Conversion.

(a) Mechanics of Conversion. As set forth in Section 1.1 hereof, from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower (upon payment in full of any amounts owed hereunder).

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(c) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the "Deadline") (and, solely in the case of conversion of the entire unpaid principal

amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(d) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

(e) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline due to action and/or inaction of the Borrower, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock (the "Fail to Deliver Fee"); provided; however that the Fail to Deliver Fee shall not be due if the failure is a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Borrower to effect delivery of such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(e) are justified.

1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) ("Rule 144"); or (iii) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Borrower

who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement).

Any restrictive legend on certificates representing shares of Common Stock issuable upon conversion of this Note shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if the Borrower or its transfer agent shall have received an opinion of counsel from Holder's counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected; or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act; or otherwise may be sold pursuant to an exemption from registration. In the event that the Company does not reasonably accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration (such as Rule 144), at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

1.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III). "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or

sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

1.7 Prepayment. Notwithstanding anything to the contrary contained in this Note, at any time during the periods set forth on the table immediately following this paragraph (the "Prepayment Periods") or as otherwise agreed to between the Borrower and the Holder, the Borrower shall have the right, exercisable on not more than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.7. Any notice of prepayment hereunder (an "Optional Prepayment Notice") shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the "Optional Prepayment Date"), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to Holder, or upon the direction of the Holder as specified by the Holder in a writing to the Borrower (which shall direction to be sent to Borrower by the Holder at least one (1) business day prior to the Optional Prepayment Date). If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash equal to the percentage ("Prepayment Percentage") as set forth in the table immediately following this paragraph opposite the applicable Prepayment Period, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Section 1.4 hereof (the "Optional Prepayment Amount").

Prepayment Period	Prepayment Percentage
The period beginning on the Issue Date and ending on the date which is one hundred eighty (180) days following the Issue Date.	120%

After the expiration of the Prepayment Periods set forth above, the Borrower may submit an Optional Prepayment Notice to the Holder. Upon receipt by the Holder of the Optional Prepayment Notice post Prepayment Periods, the prepayment shall be subject to the Holder's and the Borrower's agreement with respect to the applicable Prepayment Percentage.

Notwithstanding anything contained herein to the contrary, the Holder's conversion rights herein shall not be affected in any way until the Note is fully paid (funds received by the Holder) pursuant to an Optional Prepayment Notice.

ARTICLE II. CERTAIN COVENANTS

2.1 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an "Event of Default") shall occur:

3.1 Failure to Pay Principal and Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity or upon acceleration and such breach continues for a period of five (5) days after written notice from the Holder.

3.2 Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower's transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

3.3 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of twenty (20) days after written notice thereof to the Borrower from the Holder.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.7 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.8 Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.9 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower's ability to continue as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC at any time after 180 days after the Issuance Date for any date or period until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.12 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.13 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. "Other Agreements" means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term "Other Agreements" shall not include the related or companion documents to this Note. Each

of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note upon a Trading Market Prepayment Event pursuant to Section 1.7 or upon acceleration), 3.3, 3.4, 3.7, 3.8, 3.10, 3.11, 3.12, 3.13, and/or 3.14 exercisable through the delivery of written notice to the Borrower by such Holders (the "Default Notice"), and upon the occurrence of an Event of Default specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "Default Sum") or (ii) the "parity value" of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the "Conversion Date" for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the "Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof

or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Zerify Inc.
1090 King Georges Post Road, Suite 603
Edison, NJ 08837
Attn: Mark L. Kay, Chief Executive Officer
Email: marklkay@strikeforcetech.com

If to the Holder:

[redacted]

With a copy by fax only to (which copy shall not constitute notice):

[redacted]

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an "accredited investor" (as defined in Rule 501(a) of the Securities and Exchange Commission). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; and may be assigned by the Holder without the consent of the Borrower.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the Circuit Court of Fairfax County, Virginia or in the Alexandria Division of the United States District Court for the Eastern District of Virginia. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any objection or defense based on lack of jurisdiction or venue or based upon *forum non conveniens.* The Borrower and Holder waive trial by jury. The Holder shall be entitled to recover from the Borrower its reasonable attorney's fees and costs incurred in connection with or related to any Event of Default by the Company, as defined in Article III hereof. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof or any agreement delivered in connection herewith. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

4.8 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this on July 5, 2023

Zerify Inc.

DocuSigned by:

By: Mark L. Kay
B39D9D205DA841D

Mark L. Kay
Chief Executive Officer

EXHIBIT A -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $________________ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note ("Common Stock") as set forth below, of Zerify Inc., a Wyoming corporation (the "Borrower") according to the conditions of the convertible note of the Borrower dated as of July 5, 2023 (the "Note"), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker:
Account Number:

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of conversion:	____________
Applicable Conversion Price:	$____________
Number of shares of common stock to be issued pursuant to conversion of the Notes:	____________
Amount of Principal Balance due remaining under the Note after this conversion:	____________

[redacted]

By:______________________________
Name: [redacted]
Title: [redacted]
Date: ____________________